UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

Dynamic Biometric Systems, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-32706	20-4809793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14647 S. 50th Street, Suite 130 Phoenix, Arizona	85044
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 705-9110

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

O     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

O     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

O     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

O     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On August 28, 2009, the registrant received a letter from the Securities and Exchange Commission indicating that the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Moore & Associates Chartered ("Moore"), its independent registered public accounting firm. The revocation was due to violations of PCAOB rules and auditing standards in auditing financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation. The registrant immediately dismissed Moore as its independent registered public accounting firm. The Board of Directors of the registrant approved the decision to dismiss Moore.

The registrant engaged Moore as its independent registered public accounting firm effective June 30, 2008 to act as its principal independent accountant. No audit work was ever conducted by Moore and accordingly, no reports of Moore have ever been filed with the Securities and Exchange Commission with respect to the Registrant's financial statements for the fiscal years ended December 31, 2006 or any subsequent interim or annual period thereafter. No fees were ever paid by the registrant to Moore.

The registrant has requested that Moore furnish it with an amended Exhibit 16.1 letter from Moore addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. As of this date, the letter has not been provided.

b) The Registrant is activity seeking a new independent registered public accounting firm with respect to the Registrant's financial statements for the fiscal years ended December 31, 2006 and thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC BIOMETRIC SYSTEMS, INC.
September 14, 2009	By:/s/ Richard C. Kim Richard C. Kim, Chief Executive Officer and President